Exhibit 99.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is dated as of November 1, 2019, between Imaging Diagnostic Systems, Inc., a Florida corporation (the "Company"), and Prof. Huabei Jiang (the "Consultant”).

WITNESSETH:

WHEREAS, The Company is a company dedicated to laser tomography technology in the field of medical research, development, and products commercialization. The Company has developed a Computed Tomography Laser Mammography (CTLM®) breast-imaging device that uses laser energy in place of x-rays to produce mammographic images;

WHEREAS, The Consultant is a fellow of the American Institute for Medical and Biological Engineering, the International Optical Society and the Optical Society of America, is one of the pioneers in optical tomography imaging, is a world-renowned expert in his field of research, and has made significant contributions to improve the final diagnosis and cure of breast cancer;

WHEREAS, The Consultant will act as the Company’s Chief Scientific Consultant to provide strategic guidance and support based on the direction and requirements of the Company;

WHEREAS, in the course of the Consultant’s services, the Consultant will have access to and acquire knowledge of valuable trade secrets, confidential information and other proprietary information belonging and relating to the Company and its business, and which the Company has a legitimate interest in protecting; and

WHEREAS, the Company and Consultant are willing to enter into such a relationship, all upon and subject to the terms and conditions contained in this Consulting Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree that the foregoing recitals are true and correct and further agree as follows:

1.	Services.

(a)             The Consultant will act as the Company’s Chief Scientific Consultant to provide strategic guidance and support based on the direction and requirements of the Company.

(b)       The Consultant will substantially improve the technical performance and image quality of CTLM® to enable CTLM® images to provide more structural and quantitative information for better detection of breast cancer as well as for the application of the CTLM® in the area of neoadjuvant therapy. By optimizing CTLM® software and algorithms, the Consultant will improve image display resolution and accuracy to identify the tumor-related angiogenesis area and the corresponding position of the tumor to meet clinical requirements for cancer detection and for neoadjuvant therapy.

(c)       According to the Company's needs, the Consultant will help, guide and improve the development of CTLM® products and CTLM® multi-modal products for accurate and early detection of breast cancer.

2.                Term. This Agreement will be for a term of three years on the condition that the Consultant completes the work set forth in Section 1(b) above (the “Initial Project”) to the Company’s reasonable satisfaction within one year from the date of this Agreement.

3.                Compensation. The Consultant shall receive:

(a)       A common stock option for 2,000,000 shares that vests over a three-year period. The details of the grant are included in the attached Stock Option Agreement of even date.

(b)       Payment of $500,000 upon satisfactory completion of the Initial Project within one year from the date of this Agreement.

(c)       In the event of timely and satisfactory completion of the Initial Project, $500,000 per year for Years 2 and 3; provided, however, that the details of the work and projects must be approved by the Company in writing in advance. The Consultant will bill the Company on a quarterly basis based on services provided and progress made. Payment will be due upon the Company’s reasonable satisfaction as to the work performed.

4.                Extent of Services. For the purposes of this Agreement, the parties hereto are independent contractors, and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint venture’s, neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority. During the term of the Agreement the Consultant will permit the Company’s representatives to examine or audit the Consultant’s work with reasonable notice.

5.                Non-Disclosure of Information. The Consultant recognizes and acknowledges that the Company’s trade secrets and proprietary information and processes (“Confidential Business and Technical Information”) as they may exist from time to time, are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Consultant’s duties hereunder. The Consultant will not, during or after the term of this Agreement, in whole or in part, disclose such Confidential Business and Technical Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Consultant make use of any such Confidential Business and Technical Information for his own purposes or for the benefit of any person, firm, corporation or other entity except the Company under any circumstances during or after the term of this Agreement, provided that after the term of this Agreement these restrictions shall not apply to such secrets, information and processes which are then in the public domain provided that the Consultant was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company’s consent. In the event an action is instituted and prior knowledge is an issue, it shall be the obligation of the Consultant to prove by clear and convincing evidence that the Confidential Business and Technical Information disclosed was in the public domain, was already known by the Recipient, or was developed independently by the Recipient. The Consultant agrees to hold as the Company’s property all memoranda, books, files, papers, letters, formulas and other data, and all copies thereof and from there, whether physical or electronic, in any way relating to the Company’s business and affairs, whether made by him or otherwise coming into his possession, and upon termination of this Agreement, or on demand of the Company, at any time, to deliver the same to the Company.

6.                INVENTIONS.

(a)             The Consultant hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company, all of the entire right, title and interest of the Consultant in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Consultant, solely or jointly, or in whole part, during the term hereof which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary, or (ii) otherwise relate to or pertain to the business, functions or operations of the Company or any subsidiary, or (iii) arise wholly or partly from the efforts of the Consultant during the term hereof. The Consultant shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the term hereof or thereafter, the Consultant shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Consultant at the Company’s expense to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon.

(b)             No Payment. The Consultant acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 6.

7.                cooperation. In a timely manner, Consultant shall forward to the Company all data and information in Consultant’s possession or control necessary for the Company to conduct its business.

8.                  Equitable Relief. The Company and the Consultant recognize that the services to be rendered under this Agreement by the Consultant are special, unique and of extraordinary character, and that in the event of the breach by the Consultant of the terms and conditions of this Agreement or if the Consultant, without the prior consent of the Board of Directors of the Company, shall terminate the Agreement for any reason and take any action in violation of this Agreement, the Company will be entitled to institute and prosecute proceedings in any court of competent jurisdiction, to enjoin the Consultant from breaching the provisions of this Agreement. In such action, the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law. Nothing contained in this section shall be construed to prevent the Company from seeking any other remedy in arbitration in case of any breach of this Agreement by the Consultant, as the Company may elect.

9.                Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company. The Consultant's obligations hereunder may not be assigned or alienated, and any attempt to do so by the Consultant will be void.

10.            Severability.

(a)       The Consultant expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances, as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Consultant and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Consultant's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

(b)       If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

11.            Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

To the Company:	Imaging Diagnostic Systems, Inc.
1291-B N.W. 65th Place
Ft Lauderdale, Florida 33309
Fax: 954-581-0555

To the Consultant:	10548 Cory Lake Drive
Tampa, Florida 33647
Fax: 813-438-5641

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. All notices shall be deemed effective upon delivery.

12.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

13.            Arbitration. Except for any controversy or claim seeking equitable relief as provided in this Agreement, any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof or any other dispute between the parties, shall be submitted to one arbitrator and settled by arbitration in Broward County, Florida, in accordance with the commercial arbitration rules, then obtaining, of the American Arbitration Association. Any award made by such arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

14.            Attorney's Fees. In the event of any litigation or arbitration arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, the prevailing party shall be entitled to recover its reasonable attorney's fees and expenses incurred in connection with such proceeding at all levels, including before the filing of suit or a deemed for arbitration.

15.            Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

16.            Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

17.            Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

18.            Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

19.            Waiver of Breach. A waiver by the Company or the Consultant of a breach of any provision of the Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the 23rd day of October 2019.

IMAGING DIAGNOSTIC SYSTEMS, INC.		CONSULTANT

By:	/s/ David Fong	/s/ Huabei Jiang
	David Fong, CFO	Huabei Jiang